UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
MAY 26, 1999









                  FUJI ELECTROCELL CORPORATION
     (Exact name of registrant as specified in its charter)







Nevada                000-24927                   33-0199082
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

1839 S.E. Port Saint Lucie Blvd., Port Saint Lucie, FL 34952
(Address of principal executive offices)

Registrant's telephone number, including area code (561) 337-9999

Registrant's Attorney: Daniel G. Chapman, Esq., 2080 E. Flamingo
Rd., Suite 112, Las Vegas, (702) 650-5660

ITEM 5.   OTHER EVENTS

On May 26, 1999, the Company announced a 20:1 reverse stock split to shareholders of record on June 7, 1999, reducing the number of issued and outstanding shares to 1,915,289. The authorized shares shall remain at 50,000,000. This action was taken so that the Company would have enough authorized but unissued stock to allow it to enter into a business combination. Prior to this action, the Company had 38,305,784 shares issued and outstanding, out of a total of 50,000,000 authorized shares.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Fuji Electrocell Corporation



                           By:                           /s/
                              Richard J. Oldfield
                              Richard J. Oldfield, President



                           Date:                         May 27,
                              1999